SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 30, 2003

Date of Report (Date of earliest event reported)

MANTECH INTERNATIONAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49604	22-1852179
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12015 Lee Jackson Highway, Fairfax, VA 22033

(Address of principal executive offices)

(703) 218-6000

(Registrant’s telephone number, including area code)

Item 9.	Regulation FD Disclosure/Quarterly Results of Operations

On April 30, 2003, ManTech International Corporation (the “Company”) issued a press release announcing financial results for its first quarter of fiscal year 2003 as well as its earnings guidance for the second quarter of fiscal year 2003 and full fiscal year 2003. Such press release is incorporated by reference from Exhibit 99.1 to this Form 8-K and is furnished to, but not filed with, the Commission. This information is provided under Item 12 of Form 8-K.

EXHIBITS

Exhibit Number
99.1

Press Release dated April 30, 2003, announcing ManTech International Corporation’s first quarter financial results for fiscal year 2003 as well as its earnings guidance for the second quarter of fiscal year 2003 and full fiscal year 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfax in the Commonwealth of Virginia, on this 30th day of April, 2003.

MANTECH INTERNATIONAL CORPORATION

/s/ JOHN A. MOORE, JR.
Name:	John A. Moore, Jr.
Title:	Executive Vice President, Chief Financial Officer and Treasurer